UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

JOINT CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

July 15, 2004

LA QUINTA CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-9110	95-3419438
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

909 Hidden Ridge, Suite 600, Irving, TX 75038
(Address of Principal Executive Offices and Zip Code)

(214) 492-6600
(Registrant’s telephone number, including area code)

LA QUINTA PROPERTIES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-9109	95-3520818
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

909 Hidden Ridge, Suite 600, Irving, TX 75038
(Address of Principal Executive Offices and Zip Code)

(214) 492-6600
(Registrant’s telephone number, including area code)

ITEM 5.                             Other Events.

This Item 5 of this Joint Current Report on Form 8-K contains forward-looking statements that are subject to a number of risks and uncertainties. Actual results and the timing or occurrence of certain events may differ materially from such forward-looking statements.  Factors that may affect the achievement of such forward looking statements include the ability of the parties to the proposed transactions described below to fulfill the closing conditions to such transactions.

On July 15, 2004, La Quinta Corporation announced that it entered into an Asset Purchase Agreement (the “Purchase Agreement”) with certain subsidiaries of The Marcus Corporation (the “Marcus Entities”).  Pursuant to the Purchase Agreement and subject to the terms and conditions set forth therein, La Quinta Corporation directly, or through one or more of its subsidiaries including its controlled subsidiary La Quinta Properties, Inc. (collectively with La Quinta Corporation, “La Quinta”), will purchase substantially all of the assets of Marcus’ limited service lodging division for a total purchase price of approximately $395 million in cash, excluding eight joint ventures, subject to certain adjustments.  La Quinta will purchase the real estate and franchise rights and will assume the operation of the Marcus owned properties and the Baymont franchise system.  As part of the agreement, La Quinta will acquire 86 Baymont Inns & Suites (including one management contract), seven Woodfield Suites and one Budgetel.  In addition, La Quinta will acquire all of the trade rights associated with the Baymont, Woodfield Suites and Budgetel brands, and the current Baymont franchise system of 84 hotels (containing 7,074 rooms).  The 178 hotels (containing 16,837 rooms) are located across 32 states, with approximately half of the hotels in the Midwest region of the U.S.   La Quinta has obtained a committed financing of $150 million as part of this transaction.  This financing and existing cash on hand will fund the purchase price as well as upfront capital expenditures, one-time transaction and integration costs and working capital requirements.  The transaction is expected to close later this summer or the early fall, subject to customary closing conditions, consents and approvals.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c)                                  Exhibits.

Exhibit No.	Description

99.1	Press Release issued by La Quinta Corporation dated July 15, 2004.@

99.2	Presentation slides of La Quinta Corporation pertaining to the proposed acquisition of Marcus’ Limited Service Lodging Business. @

@            The information in Exhibit 99.1 and Exhibit 99.2 to this Joint Current Report on Form 8-K is furnished pursuant to Item 9 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing(s) of the Registrants under the Securities Act of 1933, as amended. Furthermore, the furnishing of this Current Report on Form 8-K is not intended to constitute a determination by the Registrants that the information contained in Exhibit 99.1 or Exhibit 99.2 is material or that the dissemination of the information is required by Regulation FD.

Item 9.  Regulation FD Disclosure

On July 15, 2004, La Quinta Corporation announced that it had entered into an agreement with certain subsidiaries of The Marcus Corporation (the “Marcus Entities”) pursuant to which La Quinta Corporation, directly or through one or more of its subsidiaries including its controlled subsidiary La Quinta Properties, Inc. (collectively with La Quinta Corporation, “La Quinta”), will acquire certain assets of the Marcus Entities which constitute Marcus’ limited service lodging business.  A copy of the press release announcing this proposed transaction is attached as Exhibit 99.1 and is incorporated by reference in this Item 9 of this Joint Current Report on Form 8-K.

La Quinta Corporation also posted a slide presentation on its website today.  The slide presentation will be used in conjunction with La Quinta’s conference call announcing the proposed transaction.  A copy of the slide presentation is included as Exhibit 99.2 hereto.

The information included or incorporated by reference in this Item 9 of this Current Report on Form 8-K is furnished pursuant to Item 9 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing(s) of the Registrants under the Securities Act of 1933, as amended. Furthermore, the furnishing of the information included or incorporated by reference in this Item 9 of this Joint Current Report on Form 8-K is not intended to constitute a determination by the Registrants that the information is material or that the dissemination of the information is required by Regulation FD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrants have duly caused this joint report to be signed on their behalf by the undersigned hereunto duly authorized.

Dated: July 15, 2004	LA QUINTA CORPORATION

	By:	/s/ David L. Rea
	Name:	David L. Rea
	Title:	Executive Vice President and Chief
Financial Officer (Principal Financial
and Accounting Officer)

Date: July 15, 2004	LA QUINTA PROPERTIES, INC.

	By:	/s/ David L. Rea
	Name:	David L. Rea
	Title:	Executive Vice President and Chief
Financial Officer (Principal Financial
and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by La Quinta Corporation dated July 15, 2004. @

99.2	Presentation slides of La Quinta Corporation pertaining to the proposed acquisition of Marcus’ Limited Service Lodging Business. @

@            The information in Exhibit 99.1 and Exhibit 99.2 to this Joint Current Report on Form 8-K is furnished pursuant to Item 9 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filings of the Registrants under the Securities Act of 1933, as amended. Furthermore, the furnishing of this Joint Current Report on Form 8-K is not intended to constitute a determination by the Registrants that the information contained in Exhibit 99.1 or Exhibit 99.2 is material or that the dissemination of the information is required by Regulation FD.